THIS AGREEMENT is made effective as of April 24, 2007 (the "Effective Date").

BETWEEN:

YELLOWCAKE MINING INC., a Nevada corporation whose offices are located at 213 West Main Street, Suite F, Riverton, WY 82501

(hereinafter referred to as the "Company")

OF THE FIRST PART

AND:

HAMISH MALKIN, a resident of the Province of British Columbia whose address is P.O. Box 127, Bowen Island, British Columbia, V0N 1G0

(hereinafter referred to as the "Contractor")

OF THE SECOND PART

WHEREAS:

A.           The Company is engaged in, inter alia, the business of acquiring, exploring and exploiting mineral properties (the “Business”);

B.           The Company desires to retain the Contractor to act as the Company’s Chief Financial Officer and to assist the Company with the Business and in particular, to assist the Company in the retention, organization and preparation of financial information and documents, including its financial statements from time-to-time;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1

APPOINTMENT AND AUTHORITY OF CONTRACTOR

1.1	Appointment of Contractor

The Company hereby appoints the Contractor to perform certain services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Contractor to exercise such powers as provided under this Agreement. The Contractor accepts such appointment on the terms and conditions herein set forth.

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1.2	Authority of Contractor

The Contractor shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

1.3	Independent Contractor

In performing his services hereunder, the Contractor shall be an independent contractor and not an employee or agent of the Company, except that the Contractor shall be the agent of the Company solely in circumstances where the Contractor must be the agent to carry out his obligations as set forth in this Agreement. Nothing in this Agreement shall be deemed to require the Contractor to provide his services exclusively to the Company and the Contractor hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor's behalf and neither the Contractor nor any of his agents or employees shall be entitled to the fringe benefits provided by the Company to its employees.

ARTICLE 2

CONTRACTOR'S AGREEMENTS

2.1	General

During the Term (as hereinafter defined), the Contractor, at the expense of and on behalf of the Company, shall:

(a)	act as the Company’s Chief Financial Officer;
(b)	provide consulting advice and services to the Company, consistent with the terms of this Agreement;
(c)	work with the President of the Company to develop a strategy plan, and to implement the goals and objectives of that plan;
(d)	participate in the preparation of corporate governance plans for the Company;
(e)	participate in the preparation of any periodic reports to be filed by the Company with the Securities and Exchange Commission;
(f)

participate in the preparation of the Company’s quarterly and annual financial statements, and assist the Company in the process of having those financial statements reviewed and audited by the Company;

(g)	report to the President of the Company on a regular basis, on all of the above mentioned functions and duties.

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ARTICLE 3

COMPANY'S AGREEMENTS

3.1	Compensation of Contractor

As compensation for the services rendered by the Contractor pursuant to this Agreement, the Company shall pay to the Contractor, a fee of US$3,000 per month.

3.2	Stock Options

As additional compensation for the services rendered by the Contractor pursuant to this Agreement the Company shall issue to the Contractor options to purchase an aggregate of 200,000 shares of common stock in the capital of the Company (the "Options") at an exercise price of $3.00 per share. The Options shall vest in three instalments (each an “Instalment”), as follows:

•	50,000 of the Options shall become exercisable on the date of the grant of the Option;
•	50,000 of the Options shall become exercisable on April 24, 2008;
•	50,000 of the Options shall become exercisable on April 24, 2009; and
•	50,000 of the Options shall become exercisable on April 24, 2010.

The Options shall be subject in all respects to the terms of a Stock Option Agreement to be entered into between the Contractor and the Company (the "Stock Option Agreement"). In the event of a conflict between the terms of this Agreement and the terms of the Stock Option Agreement, the terms of the Stock Option Agreement shall control. The form of the Stock Option Agreement shall be the form generally used by the Company for the grant of stock options. All of the Options will expire on the fourth anniversary of the date that they are granted or on such earlier date as may be provided in the Stock Option Agreement.

3.3	Limitation on Resale of the Stock

Unless and until the common shares represented by the Option (the “Shares”) are registered under the United States Securities Act of 1933, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

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and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares may be placed with the Company's transfer agent.

ARTICLE 4

DURATION, TERMINATION AND DEFAULT

4.1	Effective Date

This Agreement shall be for a term (the "Term") beginning on the Effective Date, subject to termination as provided herein.

4.2	Termination
(a)	This Agreement may immediately be terminated by either party for cause, by giving the other written notice of such termination.
(b)	This Agreement may be terminated by either party without cause, by giving the other party 60 days written notice of such termination.
4.3	Duties Upon Termination

Upon termination of this Agreement for any reason, the Contractor shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the Company:

(a)	a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and
(b)

all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts, provided that the Contractor shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days' notice to the Company.

4.4	Compensation of Contractor on Termination

Upon termination of this Agreement for cause, the Contractor shall be entitled to receive as its full and sole compensation in discharge of obligations of the Company to the Contractor under this Agreement, all sums due and payable under this Agreement to the date of termination for cause and all shares of the Stock that have previously vested but have not then been issued, and the Contractor shall have no right to receive any further payments or shares of the Stock; provided however, that the Company shall have the right to offset against any payment owing to the Contractor under this Agreement, any reasonable damages, liabilities, costs, or other expenses owed to the Company by the Contractor.

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ARTICLE 5

CONFIDENTIALITY

5.1	Ownership of Work Product

All reports, documents, concepts, products and processes together with any marketing schemes, business or sales contracts, or any business opportunities prepared, produced, developed, or acquired, by or at the direction of the Contractor, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the Contractor performing the services (collectively, the "Work Product") shall belong exclusively to the Company which shall be entitled to all right, interest, profits or benefits in respect thereof. No copies, summaries or other reproductions of any Work Product shall be made by the Contractor or any of its agents or employees without the express permission of the Company, provided that the Contractor is hereby given permission to maintain one copy of the Work Product for its own use.

5.2	Confidentiality

The Contractor shall not, except as authorized by the Company in writing, reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of the Company, which may come to its knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to the Company's business or may be likely so to do. This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain.

The Contractor shall comply, and shall cause its agents and employees to comply, with such directions as the Company shall make to ensure the safeguarding or confidentiality of all such information. The Company may require that any agent or employee of the Contractor execute an agreement with the Company regarding the confidentiality of all such information.

5.3	Devotion to Contract

During the Term, the Contractor shall devote sufficient time, attention, and ability to the business of the Company, and to any associated company, as is reasonably necessary for the proper performance of his services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Contractor to devote his exclusive time, attention and ability to the business of the Company. During the Term, the Contractor shall:

(a) at all times perform his services faithfully, diligently, to the best of his abilities and in the best interests of the Company;

(b) devote such of its time, labour and attention to the business of the Company as is necessary for the proper performance of the Contractor's services hereunder;

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(c) refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Contractor as contemplated herein;

(d) refrain from providing services to any business enterprise in competition with the Company; and

(e) refrain from taking personal advantage of any business opportunity in which the Company has, or might reasonably be expected to have, an interest.

5.4	Other Activities

The Contractor shall not be precluded from providing consulting services to any other person, firm or company provided that such person, firm or company does not compete with the Company, and further provided that such consulting shall not conflict with the Contractor's duty to the Company, nor prevent the Contractor from fulfilling his duties pursuant to this Agreement.

ARTICLE 6

MISCELLANEOUS

6.1	Waiver; Consents

No consent, approval or waiver, express or implied, by either party hereto, to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waive or limit the need for such consent in any other or subsequent instance.

6.2	Governing Law

This Agreement and all matters arising thereunder shall be governed by the laws of the State of Nevada.

6.3	Currency

Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States.

6.4	Successors, etc.

This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective heirs, successors and permitted assigns.

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6.5	Assignment

This Agreement may not be assigned by any party except with the written consent of the other party hereto.

6.6	Entire Agreement and Modification

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

6.7	Headings

The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

6.8	Notices

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or forty-eight (48) hours after being placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or the Contractor as follows:

The Company:

Yellowcake Mining Inc..

213 West Main Street, Suite F

Riverton, WY 82501

Attention: The President

with a copy by electronic mail to: bip@cwilson.com

The Contractor:

Hamish Malkin

P.O. Box 127

Bowen Island

British Columbia V0N 1G0 Canada

or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

6.9	Time of the Essence
Time is of the essence.

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6.10	Further Assurances

The parties hereto agree from time to time after the execution hereof to make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

6.11	Counterparts

This Agreement may be executed in several counter-parts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

ARTICLE 7

INDEPENDENT LEGAL ADVICE

7.1	Acknowledgments
The Purchaser acknowledges that:
(a)	this Agreement was prepared by Clark Wilson LLP for the Company;
(b)	Clark Wilson LLP received instructions from the Company and does not represent the Contractor;
(c)	the Contractor has been advised to obtain his own independent legal advice on this Agreement prior to signing this Agreement;
(d)	the Contractor has been given adequate time to obtain independent legal advice; and
(e)	by signing this Agreement, the Contractor confirms that he fully understands this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Consulting Agreement as of the day and year first above written.

YELLOWCAKE MINING INC.

Per: /s/ William Tafuri

Authorized Signatory

/s/ Hamish Malkin

HAMISH MALKIN

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